Exhibit 10.16

Amendment to Lease

This Amendment #1, dated August 2, 1993, is made to the lease dated February 3, 1993, between Jaytee Properties and Republic Bank & Trust Company.

Article III, Section 1 is hereby amended to:

Section 1.  Tenant shall pay to Landlord, at Landlord’s office in the Building or at such place as Landlord may from time to time designate, as rental for the Premises, the sum of Nine Thousand Nine Hundred Sixteen Dollars and Sixty-seven Cents ($9,916.67) per month (the “Rent”).  Rent shall be payable in advance on the first day of each calendar month during the first five Lease Years.

ATTEST:		JAYTEE PROPERTIES

BY:	/s/ Linda Green	BY:	/s/ Steven E. Trager

ATTEST:	/s/ Linda Green
REPUBLIC BANK & TRUST COMPANY

		BY:	/s/ Scott Trager - President

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